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                                                                     EXHIBIT 4.2

                          CADENCE DESIGN SYSTEMS, INC.

            Zero Coupon Zero Yield Senior Convertible Notes due 2023

                          REGISTRATION RIGHTS AGREEMENT

                                                                 August 15, 2003

J.P. Morgan Securities Inc.
SG Cowen Securities Corporation

c/o      J.P. Morgan Securities Inc.
         277 Park Avenue
         New York, New York 10172

Ladies and Gentlemen:

         Cadence Design Systems, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell (such issuance and sale, the "INITIAL PLACEMENT") to the Initial Purchasers (as defined below), upon the terms set forth in a purchase agreement, dated August 11, 2003 (the "PURCHASE AGREEMENT"), $350,000,000 aggregate principal amount, plus an option (the "OPTION") to purchase up to an additional $70,000,000 aggregate principal amount, of its Zero Coupon Zero Yield Senior Convertible Notes due 2023 (the "SECURITIES"). The Securities will be convertible into shares of Common Stock (as defined herein), at the conversion price set forth in the Offering Memorandum (as defined herein), as the same may be adjusted from time to time pursuant to the Indenture (as defined herein). As an inducement to you to enter into the Purchase Agreement and in satisfaction of a condition to your obligations thereunder, the Company agrees with you, (i) for your benefit and (ii) for the benefit of the Holders (as defined herein) from time to time of the Securities and the shares of Common Stock issuable upon conversion of the Securities, as follows:

                  1. Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "AFFILIATE" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person whether through the ownership of voting securities or by agreement or otherwise.

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         "BUSINESS DAY" has the meaning set forth in the Indenture.

         "CLOSING DATE" means August 15, 2003.

         "COMMON STOCK" means the common stock, par value $0.01 per share, of the Company, as it exists on the date of this Agreement and any other shares of capital stock or other securities of the Company into which such Common Stock may be reclassified or changed, together with any and all other securities which may from time to time be issuable upon conversion of Securities.

         "COMPANY" has the meaning set forth in the preamble hereto.

         "DTC" has the meaning set forth in the Indenture.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "HOLDER" means a person who is a holder or beneficial owner of any Securities or shares of Common Stock issuable upon conversion of Securities; provided that, unless otherwise expressly stated herein, only registered holders of Securities or Common Stock issued on conversion thereof shall be counted for purposes of calculating any proportion of holders entitled to take any action or give notice pursuant to this Agreement.

         "HOLDER INFORMATION" with respect to any Holder means information with respect to such Holder required to be included in any Shelf Registration Statement or the related Prospectus pursuant to the Securities Act and which information is included therein in reliance upon and in conformity with information furnished to the Company in writing by such Holder for inclusion therein.

         "INDENTURE" means the Indenture relating to the Securities, dated August 15, 2003, between the Company and J.P. Morgan Trust Company, N.A., as trustee, as the same may be amended from time to time in accordance with the terms thereof.

         "INITIAL PLACEMENT" has the meaning set forth in the preamble hereto.

         "INITIAL PURCHASERS" mean J.P. Morgan Securities Inc. and SG Cowen Securities Corporation and the other initial purchasers named in and a party to the Purchase Agreement.

         "LIQUIDATED DAMAGES" has the meaning set forth in Section 2(e) hereof.

         "LIQUIDATED DAMAGES PAYMENT DATE" means each February 15 and August 15.

         "LOSSES" has the meaning set forth in Section 5(d) hereof.

         "MAJORITY HOLDERS" means the Holders of a majority of the then outstanding aggregate principal amount of Securities being registered under a Shelf Registration Statement; provided that Holders of the shares of Common Stock issued upon conversion of Securities shall be deemed to be Holders of the aggregate principal amount of Securities from which such Common Stock was converted; and provided further, that Securities or shares of Common

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Stock which have been sold or otherwise transferred pursuant to the Shelf
Registration Statement shall not be included in the calculation of Majority Holders.

         "NASD" has the meaning set forth in Section 3(i) hereof.

         "NASD RULES" means the rules and regulation promulgated by the NASD.

         "NOTICE AND QUESTIONNAIRE" means a Selling Securityholder Notice and Questionnaire substantially in the form of Annex A to the Offering Memorandum.

         "NOTICE HOLDER" shall mean, on any date, any Holder of Transfer Restricted Securities that has delivered a completed and signed Notice and Questionnaire to the Company on or prior to such date.

         "OFFERING MEMORANDUM" means the Final Memorandum as defined in the Purchase Agreement.

         "OPTION" has the meaning set forth in the preamble hereto.

         "PERSON" has the meaning set forth in the Indenture.

         "PROSPECTUS" means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or shares of Common Stock issuable upon conversion thereof covered by such Shelf Registration Statement, and all amendments and supplements to such prospectus, including all documents incorporated or deemed to be incorporated by reference in such prospectus.

         "PURCHASE AGREEMENT" has the meaning set forth in the preamble hereto.

         "RECORD HOLDER" means each person who is registered on the books of the registrar as the holder of Securities at the close of business on February 1 and August 1 immediately preceding such Liquidated Damages Payment Date.

         "REGISTRATION DEFAULT" has the meaning set forth in Section 2(e) hereof.

         "REPRESENTATIVE" means J.P. Morgan Securities Inc., as representative of the Initial Purchasers.

         "RULE 144" means Rule 144 under the Securities Act (or any similar provision then in force).

         "RULE 144A" means Rule 144A under the Securities Act (or any successor provision promulgated by the SEC).

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         "RULE 144(k)" means Rule 144(k) under the Securities Act (or any successor provision promulgated by the SEC).

         "RULE 415" means Rule 415 under the Securities Act (or any successor provision promulgated by the SEC).

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES" has the meaning set forth in the preamble hereto.

         "SHELF REGISTRATION" means a registration effected pursuant to Section 2 hereof.

         "SHELF REGISTRATION PERIOD" has the meaning set forth in Section 2(c) hereof.

         "SHELF REGISTRATION STATEMENT" means any "shelf" registration statement of the Company filed pursuant to the provisions of Section 2 hereof which covers the Transfer Restricted Securities on Form S-3 or on another appropriate form (as determined by the Company) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated or deemed to be incorporated by reference therein.

         "SUSPENSION PERIOD" has the meaning set forth in Section 2(d) hereof.

         "TRANSFER RESTRICTED SECURITIES" means each Security and each share of Common Stock issuable upon conversion thereof (and any security issued with respect thereto upon any stock dividend, split or similar event) until the earliest of the date on which such Security or share of Common Stock, or any security issued with respect thereto upon any stock dividend, split or similar event, as the case may be, (i) has been transferred pursuant to a Shelf Registration Statement or another registration statement covering such Security or share of Common Stock which has been filed with the SEC pursuant to the Act, in either case after such registration statement has become effective and while such registration statement is effective under the Act, (ii) has been transferred pursuant to Rule 144 (or any similar provision then in force), (iii) may be sold or transferred pursuant to Rule 144(k) (or any successor provision promulgated by the SEC) or (iv) the date on which such Security or Common Stock ceases to be outstanding.

         "TRUSTEE" means the trustee with respect to the Securities under the Indenture.

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included," or "stated" in the Shelf Registration Statement, any preliminary Prospectus or Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in such Shelf Registration Statement, preliminary Prospectus or Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Shelf Registration Statement, any preliminary Prospectus or Prospectus shall be deemed to mean and include any document filed with the SEC under the Exchange Act, after the date of such Shelf Registration Statement, preliminary Prospectus or

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Prospectus, as the case may be, which is incorporated or deemed to be incorporated by reference therein.

                  2.       Shelf Registration Statement.

                  (a) The Company shall, at its expense, prepare and file with the SEC within 90 days following the Closing Date a Shelf Registration Statement with respect to resales of the Transfer Restricted Securities by the Holders from time to time on a delayed or continuous basis pursuant to Rule 415 and in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement and thereafter shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act within 180 days after the Closing Date; provided that if any Securities are issued upon exercise of the Option granted to the Initial Purchasers in the Purchase Agreement and the date on which such Securities are issued occurs after the Closing Date, the Company will take such steps, prior to the effective date of the Shelf Registration Statement, to ensure that such Securities issued upon an exercise of the Option and the shares of Common Stock issuable upon conversion thereof are included in the Shelf Registration Statement on the same terms as the Securities issued on the Closing Date. The Company shall supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for the Shelf Registration Statement, or by the Act, the Exchange Act or the SEC.

                  (b) (1) The Company shall take action to name each Holder that is a Notice Holder as of the date that is 5 Business Days prior to the effectiveness of the Shelf Registration Statement so that such Holder is named as a selling securityholder in the Shelf Registration Statement at the time of its effectiveness and is permitted to deliver the Prospectus forming a part thereof as of such time to purchasers of such Holder's Transfer Restricted Securities in accordance with applicable law. The Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling security holder in the Shelf Registration Statement.

                  (2) After the Shelf Registration Statement has become effective, the Company shall, upon the request of any Holder of Transfer Restricted Securities, promptly send a Notice and Questionnaire to such Holder and the Company shall (i) as promptly as is practicable after the date a completed and signed Notice and Questionnaire is delivered to the Company, and in any event within 10 Business Days after such date, prepare and file with the SEC (x) a supplement to the Prospectus or, if required by applicable law, a post-effective amendment to the Shelf Registration Statement and (y) any other document required by applicable law, so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and is permitted to deliver the Prospectus to purchasers of such Holder's Transfer Restricted Securities in accordance with applicable law. If the Company files a post-effective amendment to the Shelf Registration Statement, it shall use its reasonable best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is practicable; provided, however, that if a Notice and Questionnaire is delivered to the Company during a Suspension Period, the Company shall not be obligated to take the actions set forth above until the termination of such Suspension Period.

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                  (c)      The Company shall use its reasonable best efforts to
keep the Shelf Registration Statement continuously effective, supplemented and amended under the Securities Act in order to permit the Prospectus forming a part thereof to be usable, subject to Section 2(d), by all Notice Holders until the earliest to occur of (i) the last date on which the holding period applicable to sales of all Transfer Restricted Securities under Rule 144(k) has expired, (ii) the date as of which all Transfer Restricted Securities have been transferred under Rule 144 under the Act, and (iii) such date as of which all Transfer Restricted Securities have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the "SHELF REGISTRATION PERIOD"). The Company will, (x) subject to Section 2(d), prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement continuously effective for the Shelf Registration Period, (y) subject to Section 2(d), cause the related Prospectus to be supplemented by any required supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act and (z) comply in all material respects with the provisions of the Securities Act with respect to the disposition of all Transfer Restricted Securities covered by the Shelf Registration Statement during the Shelf Registration Period in accordance with the intended methods of disposition by the Holders thereof set forth in such Shelf Registration Statement and the related Prospectus, as amended and supplemented.

                  (d) The Company may suspend the availability of any Shelf Registration Statement and the use of any Prospectus (the period during which the availability of any Shelf Registration Statement and any Prospectus may be suspended herein referred to as the "SUSPENSION PERIOD"), without incurring any obligation to pay Liquidated Damages pursuant to Section 2(e), for a period not to exceed either 45 days in the aggregate in any three-month period or 120 days in the aggregate during any 12-month period for valid business reasons, to be determined by the Company in its sole judgment (which shall not include the avoidance of the Company's obligations hereunder), including, without limitation, the acquisition or divestiture of assets, pending corporate developments, public filings with the SEC and similar events; provided that the Company promptly thereafter complies with the requirements of Section 3(j) hereof, if applicable.

                  (e) The Company and the Initial Purchasers agree that the Holders of Transferred Restricted Securities will suffer damages, and it would not be feasible to ascertain the extent of such damages with precision, if the Company fails to fulfill its obligations under Section 2 hereof. Accordingly, if
(i) the Shelf Registration Statement is not filed with the SEC on or within 90 days after the Closing Date, (ii) the Shelf Registration Statement has not been declared effective by the SEC within 180 days after the Closing Date, or (iii) the Shelf Registration Statement is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by a replacement Shelf Registration Statement filed and declared effective) or usable (including as a result of a Suspension Period) for the offer and sale of Transfer Restricted Securities for a period of time (including any Suspension Period) which exceeds either 45 days in the aggregate in any three-month period or 120 days in the aggregate in any 12-month period (each such event referred to in clauses (i) through (iii), a "REGISTRATION DEFAULT"), the Company shall pay to each Notice Holder (who is also a Record Holder) during any period in which a Registration Default has occurred or is continuing in an the amount (the "LIQUIDATED DAMAGES") equal to (i) one-quarter of one percent (25 basis points) per annum per $1,000 principal amount of Securities constituting Transfer Restricted Securities for the period

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up to and including the 90th day during which such Registration Default has occurred and is continuing and (ii) one-half of one percent (50 basis points) per annum per $1,000 principal amount of Securities constituting Transfer Restricted Securities for the period including and subsequent to the 91st day during which such Registration Default has occurred and is continuing, it being understood that all calculations pursuant to this and the preceding sentence shall be carried out to five decimal places. Following the cure of all Registration Defaults, Liquidated Damages will cease to accrue with respect to such Registration Defaults. All accrued Liquidated Damages shall be paid by the Company on each Liquidated Damages Payment Date in cash to the date of such cure and Liquidated Damages will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The parties hereto agree that the Liquidated Damages provided for in this Section 2(e) constitute a reasonable estimate of the damages that may be incurred by Holders by reason of a Registration Default and that such Liquidated Damages are the only monetary damages available to Holders in the event of a Registration Default.

                  (f) All of the Company's obligations (including, without limitation, the obligation to pay Liquidated Damages) set forth in the preceding paragraph which are outstanding or exist with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full. Notwithstanding the foregoing, no Liquidated Damages shall accrue as to any Transfer Restricted Security from and after the earlier of (x) the date such security is no longer a Transfer Restricted Security and (y) the expiration of the Shelf Registration Period.

                  (g) Immediately upon the occurrence or the termination of a Registration Default, the Company shall give (i) the Trustee, so long as the Securities remain outstanding, and (ii) the transfer agent for the Common Stock, in the case of notice with respect to the shares of Common Stock issuable upon conversion of Securities, notice of such commencement or termination of the obligation to pay Liquidated Damages with regard to the Securities or the Common Stock, as the case may be, and the amount thereof and of the nature of the default giving rise to such commencement or the event giving rise to such termination, as the case may be (such notice to be contained in an Officer's Certificate (as such term is defined in the Indenture)), and prior to receipt of such Officer's Certificate the Trustee and the transfer and paying agent shall be entitled to assume that no such commencement or termination has occurred, as the case may be.

                  3. Registration Procedures. In connection with any Shelf Registration Statement, the following provisions shall apply:

                  (a) The Company shall (i) furnish to the Initial Purchasers, within a reasonable period of time, but in any event within three Business Days, prior to the filing thereof with the SEC to afford the Initial Purchasers and their counsel a reasonable opportunity for review, a copy of each Shelf Registration Statement, and each amendment thereof, and a copy of each Prospectus, and each amendment or supplement thereto (excluding amendments caused by the filing of a report under the Exchange Act), and shall reflect in each such document, when so filed with the SEC, such comments as the Initial Purchasers may reasonably propose, except to the extent the Company reasonably determines it to be inadvisable or inappropriate to reflect

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such comments therein, and (ii) include information regarding the Notice Holders and the methods of distribution they have elected for their Transfer Restricted Securities provided to the Company in Notice and Questionnaires as necessary to permit such distribution by the methods specified therein.

                  (b) Subject to Section 2(d), the Company shall ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any amendment or supplement thereto comply in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming a part of any Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation with respect to any Holder Information.

                  (c) The Company, as promptly as reasonably practicable (but in any event within two Business Days), shall notify the Initial Purchasers and each Notice Holder and, if requested by you or any such Holder, confirm such notice in writing:

                  (i) when a Shelf Registration Statement or any amendment thereto or any Prospectus or any amendment or supplement thereto has been filed with the SEC and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

                  (ii) of any request, following effectiveness of the Shelf Registration Statement under the Act, by the SEC or any other federal or state governmental authority for amendments or supplements to the Shelf Registration Statement or the Prospectus or for additional information (other than any such request relating to a review of the Company's Exchange Act filings);

                  (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Shelf Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation or threat of any proceedings for that purpose;

                  (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of the Transfer Restricted Securities included in any Shelf Registration Statement for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose;

                  (v) of the occurrence of any event or the existence of any condition or any information becoming known that requires the making of any changes in the Shelf Registration Statement or the Prospectus or any document incorporated by reference therein so that, as of such date, the statements therein are not misleading and the Shelf

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         Registration Statement or the Prospectus or any document incorporated by reference therein, as the case may be, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading;

                  (vi) of the Company's determination that a post-effective amendment to the Shelf Registration Statement is necessary; and

                  (vii) of the commencement (including as a result of any of the events or circumstances described in paragraphs (ii) through (vi) above) and termination of any Suspension Period.

                  (d) The Company shall use its reasonable best efforts to obtain (i) the withdrawal of any order suspending the effectiveness of any Shelf Registration Statement and the use of any related Prospectus and (ii) the lifting of any suspension of the qualification (or exemption from qualification) of any of the Transfer Restricted Securities for offer or sale in any jurisdiction in which they have been qualified for sale, in each case at the earliest possible time, and shall provide notice to each Notice Holder and the Initial Purchasers of the withdrawal of any such orders or suspensions.

                  (e) The Company shall promptly furnish to each Notice Holder and the Initial Purchasers, without charge, at least one copy of any Shelf Registration Statement and any post-effective amendment thereto, excluding all documents incorporated or deemed to be incorporated therein by reference and all exhibits thereto (unless requested to the Company by such Notice Holder).

                  (f) The Company shall, during the Shelf Registration Period, promptly deliver to the Initial Purchasers, each Notice Holder and any sales or placement agent or underwriters acting on their behalf, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in any Shelf Registration Statement, and any amendment or supplement thereto, as such person may reasonably request and except as provided in Sections 2(d) and 3(s) hereof; and the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto.

                  (g) Prior to any offering of Transfer Restricted Securities pursuant to any Shelf Registration Statement, the Company shall register or qualify or cooperate with the Notice Holders and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Transfer Restricted Securities for offer and sale, under the securities or blue sky laws of such jurisdictions within the United States as any such Notice Holders reasonably request and shall maintain such qualification in effect so long as required and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Transfer Restricted Securities covered by such Shelf Registration Statement; provided, however, that the Company will not be required to (A) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction

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where it is not then so qualified or to (B) take any action which would subject it to service of process or taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

                  (h) The Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities sold pursuant to any Shelf Registration Statement free of any restrictive legends and, with respect of any Securities, in such denominations permitted by the Indenture and registered in such names as Holders may request at least two Business Days prior to settlement of sales of Transfer Restricted Securities pursuant to such Shelf Registration Statement.

                  (i)      Subject to the exceptions contained in (A) and (B) of
Section 3(g) above, the Company shall use its reasonable best efforts to cause the Transfer Restricted Securities covered by the applicable Shelf Registration Statement to be registered with or approved by such other federal, state and local governmental agencies or authorities, and self-regulatory organizations in the United States as may be necessary to enable the Holders to consummate the disposition of such Transfer Restricted Securities as contemplated by the Shelf Registration Statement; without limitation to the foregoing, the Company shall provide all such information as may be required by the National Association of Securities Dealers, Inc. (the "NASD") in connection with the offering under the Shelf Registration Statement of the Transfer Restricted Securities (including, without limitation, such as may be required by NASD Rule 2710 or 2720), and shall cooperate with each Holder in connection with any filings required to be made with the NASD by such Holder in that regard.

                  (j) Upon the occurrence of any event described in Section 3(c)(v) or 3(c)(vi) hereof, the Company shall promptly prepare and file with the SEC a post-effective amendment to any Shelf Registration Statement, or an amendment or supplement to the related Prospectus, or any document incorporated therein by reference, or file a document which is incorporated or deemed to be incorporated by reference in such Shelf Registration Statement or Prospectus, as the case may be, so that, as thereafter delivered to purchasers of the Transfer Restricted Securities included therein, the Shelf Registration Statement and the Prospectus, in each case as then amended or supplemented, will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading and, in the case of a post-effective amendment, use its reasonable best efforts to cause it to become effective as promptly as practicable; provided that the Company's obligations under this paragraph (j) shall be suspended if the Company has suspended the use of the Prospectus in accordance with Section 2(d) hereof and given notice of such suspension to Notice Holders, it being understood that the Company's obligations under this
Section 3(j) shall be automatically reinstated at the end of such Suspension Period.

                  (k) The Company shall provide, prior to the effective date of any Shelf Registration Statement hereunder (i) a CUSIP number for the Transfer Restricted Securities registered under such Shelf Registration Statement and (ii) global certificates for such Transfer Restricted Securities to the Trustee, in a form eligible for deposit with DTC.

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                  (l)      The Company shall use its reasonable best efforts to
comply with all applicable rules and regulations of the SEC and shall make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated by the SEC thereunder (or any similar rule promulgated under the Act) for a 12-month period commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of any Shelf Registration Statement or each post-effective amendment to any Shelf Registration Statement, which such statements shall be made available no later than 45 days after the end of the 12-month period or 90 days after the end of the 12-month period, if the 12-month period coincides with the fiscal year of the Company.

                  (m) The Company shall use its reasonable best efforts to cause the Indenture to be qualified under the TIA (as defined in the Indenture) not later than the effective date of the first Shelf Registration Statement.

                  (n) The Company shall cause all shares of Common Stock issuable upon conversion of the Securities to be reserved for listing on each securities exchange or quotation system on which the Common Stock is then listed no later than the date the applicable Shelf Registration Statement is declared effective and, shall cause all Common Stock to be so listed when issued, and, in connection therewith, to make such filings as may be required under the Exchange Act and to have such filings declared effective as and when required thereunder.

                  (o) The Company may require each Holder of Transfer Restricted Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Transfer Restricted Securities sought by the Notice and Questionnaire and such additional information as may, from time to time, be required by the Securities Act and/or the SEC or any other federal or state governmental authority, and the obligations of the Company to any Holder hereunder shall be expressly conditioned on the compliance of such Holder with such request.

                  (p) The Company shall, if reasonably requested, promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement (i) such information as the Majority Holders provide and
(ii) such information as a Holder may provide from time to time to the Company in writing for inclusion in a Prospectus or any Shelf Registration Statement concerning such Holder and the distribution of such Holder's Transfer Restricted Securities and, in either case, shall make all required filings of such Prospectus supplement or post-effective amendment promptly after being notified in writing of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided that the Company shall not be required to take any action under this Section 3(p) that is not, in the reasonable opinion of counsel for the Company, in compliance with applicable law.

                  (q) In the case of an underwritten offering, take all actions necessary, or reasonably requested by the holders of a majority of the Transfer Restricted Securities being sold, in order to expedite or facilitate disposition of such Transfer Restricted Securities; provided that the Company shall not be required to take any action in connection with an underwritten offering without its consent;

                  (r) If reasonably requested in writing in connection with any disposition of Transfer Restricted Securities pursuant to a Shelf Registration Statement, make reasonably available for inspection during normal business hours by a representative for the Notice Holders of such Transfer Restricted Securities and any broker-dealers, attorneys and accountants retained by such Notice Holders, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate executive officers, directors and designated employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours all relevant information reasonably requested by such representative for the Notice Holders or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar "due diligence" examinations; provided, however, that any information that is designated by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such persons, unless disclosure thereof is made in connection with a court, administrative or regulatory proceeding or required by law, or such information has become available to the public generally through the Company or through a third party without an accompanying obligation of confidentiality.

                  (s) Each Notice Holder agrees that, upon receipt of notice of the happening of an event described in Sections 3(c)(ii) through and including 3(c)(vii), each Holder shall forthwith discontinue (and shall cause its agents and representatives to discontinue) disposition of Transfer Restricted Securities and will not resume disposition of Transfer Restricted Securities until such Holder has received copies of an amended or supplemented Prospectus contemplated by Section 3(j) hereof, or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed or that the relevant Suspension Period has been terminated, as the case may be, provided that the foregoing shall not prevent the sale, transfer or other disposition of Transfer Restricted Securities by a Notice Holder in a transaction which is exempt from, or not subject to, the registration requirements of the Act, so long as such Notice Holder does not and is not required to deliver the applicable Prospectus or Shelf Registration Statement in connection with such sale, transfer or other disposition, as the case may be; and provided, further, that the provisions of this Section 3(s) shall not prevent the occurrence of a Registration Default or otherwise limit the obligation of the Company to pay Liquidated Damages.

                  (t) In the event that any broker-dealer shall underwrite any Transfer Restricted Securities or participate as a member of an underwriting syndicate or selling group or "assist in the public distribution" (within the meaning of the NASD Rules) thereof, whether as a Holder of such Transfer Restricted Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such broker-dealer in complying with the NASD Rules, including, without limitation, by:

                  (i) if the NASD Rules shall so require, engaging a "qualified independent underwriter" (as defined in the NASD Rules) to participate in the preparation of the Shelf Registration Statement, to exercise usual standards of due diligence with respect thereto and, if any portion of the offering contemplated by the Shelf Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the price of such Transfer Restricted Securities;

                  (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of Holders provided in
         Section 5 hereof; and

                  (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the NASD Rules.

                  4. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof and shall reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Company (and reasonably acceptable to the Representative on behalf of the Holders) to act as counsel for the Holders in connection therewith. Such fees and expenses shall include, without limitation: (i) all registration and filing fees and expenses (including filings made with the NASD); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing of Prospectuses and certificates for the Common Stock to be issued upon conversion of the Securities) and the Company's expenses for messenger and delivery services and telephone; (iv) all fees and disbursements of counsel to the Company; (v) all application and filing fees in connection with listing (or authorizing for quotation) the Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company. The Company shall bear its internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company. Notwithstanding the provisions of this
Section 4, each Holder shall bear the expense of any broker's commission, agency fee and underwriter's discount or commission (including, without limitation, the expenses related to the engagement of a "qualified independent underwriter"), if any, relating to the sale or disposition of such Holder's Transfer Restricted Securities pursuant to a Shelf Registration Statement.

                  5.       Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Holder of Transfer Restricted Securities covered by any Shelf Registration Statement (including, without limitation, each Initial Purchaser), its directors, officers, and employees and each person, if any, who controls any such Holder within the meaning of either the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 5 as a "HOLDER") against any losses, claims, damages or liabilities, joint or several, or actions in respect thereof, to which any of them may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement, or in any Prospectus, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each such party for any legal or other expenses reasonably incurred by such party in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that (i) the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon Holder

Information and (ii) with respect to any untrue statement or omission of material fact made in any Shelf Registration Statement, or in any Prospectus, the indemnity agreement contained in this Section 5(a) shall not inure to the benefit of the Holder or any person who controls the Holder within the meaning of either the Securities Act or the Exchange Act from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of the Holders occurs under the circumstance where it shall have been established that (w) the Company had previously furnished copies of the Prospectus, and any amendments and supplements thereto, to the Holder, (x) delivery of the Prospectus, and any amendment or supplements thereto, was required by the Securities Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Prospectus was corrected in amendments or supplements thereto, and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of such amendments or supplements to the Prospectus. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

                  (b) Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors and officers and each person, if any, who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Holders and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action, but only with reference to Holder Information supplied by such Holder. In no event shall any Holder, its directors, officers or any person, if any, who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Shelf Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities plus (ii) the amount of any damages that such Holder, its directors, officers or any person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. This indemnity agreement will be in addition to any liability that such Holder may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this Section 5 of notice of any claim or the commencement of any action or proceeding (including any governmental investigation), such indemnified party will, if a claim for indemnification in respect thereof is to be made against the indemnifying party under Section 5(a) or 5(b) hereof, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action or proceeding is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein (jointly with any other indemnifying party similarly notified), and to the extent that it may elect, by written notice, delivered to such indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants (including any impleaded parties) in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expense of more than one separate counsel (in addition to any local counsel), approved by the Holders in the case of paragraph (a) of this
Section 5, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice or commencement of the action, (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, or (iv) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 5(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected by the indemnified party without its consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of such request for reimbursement and (ii) such indemnifying party shall not have reimbursed the indemnified person in accordance with such request prior to the date of any settlement.

                  (d)      In the event that the indemnity provided in paragraph
(a) or (b) of this Section 5 is unavailable to or insufficient to hold harmless an indemnified party for any reason, each indemnifying party agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, "LOSSES") to which the indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company from the Initial Placement, on the one hand, and a Holder with respect to the sale by such Holder of Securities or Common Stock, on the other hand; provided, however, that in no case shall an indemnifying party that is a Holder be responsible for any amount in excess of the total price at which the Transfer Restricted Securities are sold by such Holder to a purchaser. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and such Holder shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of such Holder on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Holder on the other shall be deemed to be in the same respective proportions as the total net proceeds from the Initial Placement (before deducting expenses) received by or on behalf of the Company as set forth in the Offering Memorandum, on the one hand, and the total proceeds received by such Holder with respect to its sale of Transferred Restricted Securities under the Shelf Registration Statement, on the other hand, bear to the total gross proceeds from the Initial Placement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or relates to Holder Information supplied by such Holder, on the other, the intent of the parties and their relative knowledge, information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5(d), each person who controls such Holder within the meaning of either the Securities Act or the Exchange Act shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                  (e) The provisions of this Section 5 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder, any underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 5 hereof, and will survive the sale by a Holder of Transfer Restricted Securities covered by a Shelf Registration Statement.

                  6. Rules 144 and 144A. The Company covenants that it shall use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner so long as the Transfer Restricted Securities remain outstanding. If at any time the Company is not required to file such reports, it will, upon request of any Holder or beneficial owner of Transfer Restricted Securities, make available such information necessary to permit sales pursuant to Rule 144A. The Company further covenants that, for as long as any Transfer Restricted Securities remain outstanding, it will take such further action as any Holder of Transfer Restricted Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A. Upon the written request of any Holder of Transfer Restricted Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

                  7.       Underwritten Offerings.

                  (a) If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the underwritten offering will be selected by the Majority Holders of such Transfer Restricted Securities included in such underwritten offering, subject to the consent of the Company (which shall not be unreasonably withheld or delayed), and such Holders shall be responsible for all underwriting commissions and discounts in connection therewith; provided, however, that notwithstanding anything contained in this Agreement to the contrary, no underwritten offering shall be effected pursuant to this Agreement without the prior consent of the Company.

                  (b) No Holder may participate in any underwritten offering hereunder unless such person (i) agrees to sell such Holder's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the Holders entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

                  8.       Miscellaneous.

                  (a) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof. In addition, the Company shall not grant to any of its securityholders (other than the Holders of Transfer Restricted Securities in such capacity) the right to include any of its securities in the Shelf Registration Statement provided for in this Agreement other than the Transfer Restricted Securities.

                  (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of at least the majority of the Holders of the then outstanding Transfer Restricted Securities; provided that with respect to any matter that directly or indirectly affects the rights of the Initial Purchasers hereunder, the Company shall obtain the written consent of the Initial Purchasers against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders.

                  (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier, or air courier guaranteeing overnight delivery:

                  (i) if to the Initial Purchasers, initially at their address set forth in the Purchase Agreement;

                  (ii) if to any other Holder, at the most current address of such Holder maintained by the Registrar under the Indenture or the registrar of the Common Stock

         (provided that while the Securities or the Common Stock are in book-entry form, notice to the Trustee shall serve as notice to the Holders), or, in the case of the Notice Holder, the address set forth in its Notice and Questionnaire; and

                  (iii)    if to the Company, to:

                           Cadence Design Systems, Inc.
                           2655 Seely Avenue, Building 5
                           San Jose, CA  95134
                           Facsimile: (408) 943-0513
                           Attn: General Counsel

                           With a copy to:

                           Gibson, Dunn & Crutcher LLP
                           One Montgomery Street, 31st Floor
                           San Francisco, CA  94104
                           Facsimile: (415) 986-5309
                           Attn: Gregory J. Conklin, Esq.

         All such notices and communications shall be deemed to have been duly given when received, if delivered by hand or air courier, and when sent, if sent by first-class mail or telecopier.

         The Initial Purchasers or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders. The Company hereby agrees to extend the benefits of this Agreement to any Holder and underwriter and any such Holder and underwriter may specifically enforce the provisions of this Agreement as if an original party hereto. In the event that any other person shall succeed to the Company under the Indenture, then such successor shall enter into an agreement, in form and substance reasonably satisfactory to the Initial Purchasers, whereby such successor shall assume all of the Company's obligations under this Agreement.

                  (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (g) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW

YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

                  (h) Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

                  (i) Securities Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or the shares of Common Stock issuable upon conversion thereof is required hereunder, Securities or the shares of Common Stock issued upon conversion thereof held by the Company or its Affiliates (other than subsequent Holders of Securities or the Common Stock issued upon conversion thereof if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (j) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Shelf Registration Period, except for any liabilities or obligations under Section 2(e), 4 or 5 to the extent arising prior to the end of the Shelf Registration Period.

         Please confirm that the foregoing correctly sets forth the agreement between the Company and you.

                                     Very truly yours,

                                     CADENCE DESIGN SYSTEMS, INC.

                                     By: /s/ William Porter
                                         --------------------------------
                                         Name:  William Porter
                                         Title: Senior Vice President and Chief
                                                Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

J.P. MORGAN SECURITIES INC.
SG COWEN SECURITIES CORPORATION

Acting on behalf of itself and as Representative of the Initial Purchasers

By: J.P. MORGAN SECURITIES INC.,


By:      /s/ Gerald S. Walters
         ---------------------
         Name: Gerald S. Walters
         Title: Vice President